Exhibit 10.3
WGL HOLDINGS, INC.
AND
WASHINGTON GAS LIGHT COMPANY
DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
Amended and Restated Effective January 1, 2005

EXPLANATORY NOTE
This Deferred Compensation Plan for Outside Directors (the “Plan”) was originally established on December 19, 1985 and has been amended and restated from time to time thereafter. The Plan was amended and restated effective January 1, 2005, to comply with the provisions of Internal Revenue Code section 409A. The terms of the Plan as amended and restated effective January 1, 2005 shall not affect Grandfathered Accounts, as defined in the Plan, which shall continue to be subject to and governed by the terms of the Plan as in effect on December 31, 2004. Reference is made to Section 2 of the Plan regarding the effective date of this Plan for a further explanation of the effect of this amendment and restatement of this Plan.
WGL HOLDINGS, INC.
AND
WASHINGTON GAS LIGHT COMPANY
DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
Amended and Restated Effective January 1, 2005
(1)	DEFINITIONS
(a)	“Alternate Payee” has the meaning described in Section 10 of this Plan.

(b)	“Code” means the Internal Revenue Code of 1986, as amended.

(c)	“Company” means WGL Holdings, Inc. and/or Washington Gas Light Company.

(d)	“Deferral Account Balance” has the meaning described in Section 7 of this Plan.

(e)	“Deferral Application” has the meaning described in Section 4 of this Plan

(f)	“Deferral Period” means the period of time over which Participants elect to defer their compensation pursuant to this Pan. A Deferral

Period begins on January 1 of the year following the year during which the deferred compensation is earned.

(g)	“Disabled” means the Participant
     (i) is unable to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or
     (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.
(h)	“Grandfathered Account” has the meaning as described in Section 8 of this Plan.

(i)	“Outside Director” means a member of the Board of Directors of the Company who is not an employee of the Company.

(j)	“Participant” means an Outside Director who elects to defer compensation in accordance with the terms of the Plan.

(k)	“Plan” means the Company’s Deferred Compensation Plan for Outside Directors, as amended and restated effective January 1, 2005, and as further amended from time to time thereafter.

(l)	“Plan Year” means any calendar year in which the Plan is in effect. The first Plan Year is the calendar year 2005.

(m)	“Secretary” means the Secretary of the Treasury of the United States, or the Secretary’s designee.

(n)	“Unforseeable Emergency” means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforseeable circumstances arising as a result of events beyond the control of the Participant. Reference is made to Section 12 of this Plan with respect to amounts that may be distributed in the event of an Unforseeable Emergency.
(2)	OBJECTIVE AND EFFECTIVE DATE OF THE PLAN
     Objective of the Plan: The objective of the Plan is to provide Outside Directors the opportunity to defer receipt of cash compensation for their service on the Company’s Board of Directors.
     Effective Date: The Plan was originally established on December 19, 1985 and was amended and restated from time to time thereafter. The Plan was amended and restated effective January 1, 2005 to comply with the provisions of Code section 409A. The terms of the Plan as amended and restated effective January 1, 2005 shall not apply to any Deferral Account Balance that was credited to a Participant as of December 31, 2004 and therefore eligible to be grandfathered under Section 409A of the Code. All Deferral Account Balances credited as of December 31, 2004 shall continue to be governed by and subject to the terms of the Plan in effect as of December 31, 2004, a copy of which is attached as Exhibit A. Deferral Account Balances credited on or after January 1, 2005 shall be governed by and subject to the terms of the Plan as amended and restated effective January 1, 2005.
(3)	ELIGIBILITY
     Outside Directors of the Company are eligible to participate in the Plan immediately upon their election to the Board of Directors of either WGL Holdings, Inc. or Washington Gas Light Company.
(4)	ELECTION TO PARTICIPATE AND TO DEFER COMPENSATION
     (A) To participate in the Plan for any Plan Year, the Outside Director shall execute a Deferral Application with the Company on a form to be supplied by the Company. Participants will elect to defer annually. Except as otherwise provided in Section 4(B) of this Plan with respect to the first year of eligibility of an Outside Director to participate in the Plan, the Deferral Application shall be executed on or before December 31 of the year preceding the Plan Year in which compensation is to be deferred (i.e., to defer compensation to be earned in Plan Year 2007 , the Deferral Application must be executed by December 31,2006 ). The Plan Administrator may execute the Deferral Application on behalf of the Company. An approved Deferral Application cannot be modified or revoked, except as may be provided by regulations issued by the Secretary with respect to Code section 409A.

     (B) In the case of the first year in which an Outside Director becomes eligible to participate in this Plan, the Participant may make an initial Deferral Application within 30 days after becoming eligible to participate in the Plan.
(5)	COMPENSATION SUBJECT TO DEFERRAL
     Participants may defer payment of all or a portion of their annual board and committee cash retainer, monthly meeting fees, committee meeting fees, fees for attendance at annual and special stockholder meetings and fees paid by the Company for attending director education programs. Deferrals shall be in set percentage increments of 10% (10%, 20%, 30%, etc.).
(6)	LENGTH OF DEFERRAL PERIOD; DISTRIBUTIONS; ACCELERATION OF BENEFITS
(A) Compensation deferred under this Plan may not be distributed earlier than:
     (i) separation from service as an Outside Director in accordance with regulations prescribed by the Secretary;
     (ii) the date the Participant becomes Disabled, as defined in this Plan;
     (iii) the date of the Participant’s death;
     (iv) a time specified by the Participant (or pursuant to a fixed schedule) specified by the Participant in accordance with Paragraph 6(B) of this Plan at the date of the deferral of such compensation; or
     (v) the occurrence of an Unforeseeable Emergency, as defined in this Plan.
(B) Participants may elect to defer distribution of their compensation for a minimum period of one year following the end of the year in which compensation is deferred or until the Participant’s retirement from the Board of Directors of the Company, as “retirement” is defined in Section

10(B) of this Plan, or death, whichever occurs first. Payments shall be made by February 1 of the year following the end of the Deferral Period. For example, if payment of compensation earned in the year ending December 31, 2007 is deferred for one year, the deferred compensation will be payable on or before February 1, 2009.
(C) Acceleration of benefits under this Plan may only be permitted in accordance with regulations issued by the Secretary.
(7)	DEFERRAL ACCOUNTS; DEFERRAL ACCOUNT BALANCE
     Amounts deferred, including accumulated interest, will be credited to a Deferral Account for each Participant. The total amount credited for a Participant at any particular time is designated the Deferral Account Balance. Deferral Account Balances as of December 31, 2004 are subject to provisions of this Plan relating to Grandfathered Accounts.
(8)	GRANDFATHERED ACCOUNT
     “Grandfathered Account” means that portion of a Participant’s Deferral Account Balance that was credited to such account as of December 31, 2004, and such additional earnings that are credited to such account under the terms of the Plan in effect as of December 31, 2004, and therefore eligible to be grandfathered under Code section 409A. The Grandfathered Account shall be calculated in accordance with Code Section 409A. The Company shall maintain a separate record of Grandfathered Accounts. All Grandfathered Accounts shall be subject to, and governed by, the terms of the Plan as in effect on December 31, 2004.

(9)	INTEREST ON DEFERRED AMOUNTS
     A Participant’s Deferral Account Balance shall earn interest compounded quarterly. The quarterly interest rate shall be the weekly average yield to maturity for ten year U.S. Government fixed interest rate securities (adjusted to a constant maturity of ten years) as published by the Federal Reserve Board in its Statistical release H.15 published on or prior to December 31 of the immediately preceding year. Notwithstanding this calculation, the rate credited to any deferral account shall not be less than 8% per year.
(10) TIME AND METHOD OF PAYMENT;TIME OF ELECTION OF METHOD OF PAYMENT; PAYMENT ON DEATH OF A PARTICIPANT
     (A) Participants may elect to receive payment of deferred amounts in a lump sum or in up to ten annual installments. Participants must elect the time and method of distribution at the same they submit a Deferral Application. Payments shall commence within 30 days of the event which triggers payout.
     (B) At the time the Participant retires from the Company’s Board of Directors, the Participant’s Deferral Account Balance shall be paid to the Participant or to an Alternate Payee in the form elected by the Participant in accordance with Paragraph 9 (A), above.. For purposes of this Plan, retirement from the Company’s Board of Directors occurs at the time the Participant ceases for any reason other than death to be an Outside Director of the Company.
     (C) If a Participant dies prior to retirement from the Company’s Board of Directors (as defined in Paragraph (9 (B) of this Plan) or if the Participant dies prior to full payment of the Participant’s Deferral Account Balance, then any remaining Account Balance shall be paid to the Participant’s Designated Beneficiary in a lump sum, unless the Participant elected to have the Designated Beneficiary receive payments in installments. If there is no surviving Designated Beneficiary, any remaining Deferral Account Balance shall be paid to the Participant’s estate or in accordance with other applicable legal requirements.
(11)	DESIGNATED BENEFICIARY AND ALTERNATE PAYEE
     Participants under this Plan may provide a Designated Beneficiary to receive benefits payable under the Plan upon the death of the Participant.
     As a matter of convenience to the Participants, the Company will permit Participants to provide for an Alternate Payee to receive payments on retirement of the Participant. Provision for an Alternate Payee shall not confer any rights on the Alternate Payee against the Company under this Plan and shall be effective only upon written acknowledgement of the Alternate Payee that the Alternate Payee has no right against the Company under this Plan. Upon death of either the Participant or the Alternate Payee, the provision for the Alternate Payee automatically expires.
     The Designated Beneficiary or Alternate Payee shall be specified on forms provided by the Company. Participants may revoke or change a Designated Beneficiary and an Alternate Payee at any time prior to the initiation of any payments of the Deferral Account Balance.

(12)	UNFORSEEABLE EMERGENCY
     (A) A Participant, a Designated Beneficiary or an Alternate Payee may request an early withdrawal or accelerated payments not yet due for distribution under the Plan in the event of an Unforseeable Emergency, as defined in this Plan. The amount of any such distribution shall be limited in accordance with Paragraph 11(B), below.. The Plan Administrator has the sole discretion to determine whether such an early withdrawal or accelerated payment shall be permitted.
     (B) As determined under regulations of the Secretary, the amounts that may be distributed in the event of an Unforseeable Emergency may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).
(13)	PAYMENT RIGHTS UNSECURED
     The terms of this Plan shall not mean, under any circumstance, that any person or entity shall have any right, title or interest in or to any specific asset of the Company. To the extent that any person acquires a right to receive payments under the Plan, that right shall be no greater than the right of any unsecured creditor of the Company.

(14)	NON-ASSIGNMENT
     Rights to receive payment under the Plan may not be assigned, alienated or pledged.
(15)	PLAN ADMINISTRATOR
     The Chairman of the Board of Directors may from time to time designate an Administrator to implement provisions of the Plan.
(16)	AMENDMENT AND TERMINATION
     The Company’s Board of Directors may amend or terminate this Plan at any time. In the event of termination of the Plan, amounts deferred but not yet paid shall be paid to Participants in a manner to be determined by the Board of Directors. In the event of a termination of the Plan, benefits will be paid out in accordance with Section 10 of the Plan.
(17)	APPLICABLE LAW; SEVERABILITY
     This Plan shall be construed, administered and governed in all respects in accordance with applicable provisions of the Code and the laws of the District of Columbia and the Commonwealth of Virginia. If any provision is susceptible of more than one interpretation, it shall be interpreted in a manner consistent with the Plan meeting requirements relating to nonqualified deferred compensation plans under the Code. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

Exhibit A
Deferred Compensation Plan for Outside Directors as effective on December 31, 2004
WGL HOLDINGS, INC.
AND
WASHINGTON GAS LIGHT COMPANY
DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
(ADOPTED DECEMBER 18, 1985)
(AMENDED NOVEMBER 26, 1986)
(AMENDED NOVEMBER 1, 2000)

WGL HOLDINGS, INC.
AND
WASHINGTON GAS LIGHT COMPANY
DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
(ADOPTED DECEMBER 18, 1985)
(1)	DEFINITIONS
(a)	“Company” means WGL Holdings, Inc. and/or Washington Gas Light Company.

(b)	“Deferral Period” means the period of time over which Participants elect to defer their compensation. Deferral periods for a specific number of years shall begin on January 1 and expire on December 31.

(c)	“Outside Director” means a member of the Board of Directors of the Company who is not an employee of the Company.

(d)	“Participant” means an Outside Director who elects to defer compensation in accordance with the terms of the Plan.

(e)	“Plan” means the Company’s Deferred Compensation Plan for Outside Directors, as adopted December 18, 1985, and as amended from time to time.

(f)	“Plan Year” means any calendar year in which the Plan is in effect. The first Plan Year is the calendar year 1986.

(2)	OBJECTIVE OF THE PLAN
     The objective of the Plan is to provide Outside Directors the opportunity to defer receipt of compensation for their service on the Company’s Board of Directors.
(3)	ELIGIBILITY
     Outside Directors of the Company are eligible to participate in the Plan.
(4)	ELECTION TO PARTICIPATE
     To participate in the Plan for any Plan Year, the Outside Director shall execute a Deferral Application with the Company on a form to be supplied by the Company. Participants will elect to defer annually. The Deferral Application shall be executed on or before December 31 of the year preceding the Plan Year in which compensation is to be deferred (i.e., to defer compensation to be earned in Plan Year 1986, the Deferral Application must be executed by December 31, 1985). The Plan Administrator may execute the Deferral Application on behalf of the Company. An approved application to defer (or to re-defer) cannot be modified or revoked.
(5)	COMPENSATION SUBJECT TO DEFERRAL
     Participants may defer payment of all or a portion of their annual retainer, monthly meeting fees, committee meeting fees and fees for attendance at annual and special stockholder meetings. Deferrals shall be in set percentage increments of 10% (10%, 20%, 30%, etc.). The minimum deferral is 10% of the annual retainer or $1000.00, whichever is less.

(6)	LENGTH OF DEFERRAL PERIOD
     Participants may elect to defer their compensation for a minimum period of four years* or until the occurrence of the Participant’s retirement, as defined in Paragraph (10)(B) of this Plan, or death, whichever occurs first.
(7)	RE-DEFERRALS**
     Prior to the termination of a Deferral Period for a specified period of years, a Participant may apply to re-defer payment amounts previously deferred, including interest accumulated on those amounts. The re-deferral must be of the entire amount originally deferred (including accumulated interest) for a minimum period of four years, or until the occurrence of the Participant’s retirement, as defined in Paragraph (10)(B) of this Plan, or death, whichever occurs first. Application to re-defer must be submitted to and approved by the Plan Administrator no later than June 30 prior to expiration of the Deferral Period.
(8)	DEFERRAL ACCOUNTS; DEFERRAL ACCOUNT BALANCE
     Amounts deferred, including accumulated interest, will be credited to a Deferral Account for each Participant. The total amount credited for a Participant at any particular time is designated the Deferral Account Balance.

*	Effective November 26, 1986, the minimum deferral period is one year.

**	The provision for referrals is eliminated for amounts deferred after December 31, 1986 (amendment adopted November 26, 1986).

(9)	INTEREST ON DEFERRED AMOUNTS
     A Participant’s Deferral Account Balance shall earn interest compounded quarterly. The quarterly interest rate shall be the weekly average yield to maturity for ten year U.S. Government fixed interest rate securities (adjusted to a constant maturity of ten years) as published by the Federal Reserve Board in its Statistical release H.15 published on or prior to December 31 of the immediately preceding year. Notwithstanding this calculation, the rate credited to any deferral account shall not be less than 8% per year.
(10)	METHOD OF PAYMENT
     (A) Except as provided by Paragraph (10)(C), payment of any Deferral Account Balance will be in the form of ten annual installments. In the alternative, the Participant may apply to receive payment in a lump sum or in fewer than ten annual installments. Application for the alternative payment method must be submitted to and approved by the Plan Administrator prior to any installment payment of a Deferral Account Balance. Payments shall commence within 30 days of the event which triggers payout.
     (B) At the time the Participant retires from the Company’s Board of Directors, all Deferral Periods will expire. The Participant’s Deferral Account Balance shall be paid to the Participant or to an Alternate Payee in the form specified by Paragraph (10)(A).
     For purposes of this Plan, retirement from the Company’s Board of Directors occurs at the time the Participant ceases for any reason other than death to be an Outside Director of the Company.

     (C) If a Participant dies prior to retirement from the Company’s Board of Directors (as defined in Paragraph (10)(B) of this Plan) or if the Participant dies prior to full payment of the Participant’s Deferral Account Balance, then any remaining Account Balance shall be paid to the Participant’s Designated Beneficiary in a lump sum, unless the Participant elected to have the Designated Beneficiary receive payments in installments.
(11)	DESIGNATED BENEFICIARY AND ALTERNATE PAYEE
     Participants under this Plan may provide a Designated Beneficiary to receive benefits payable under the Plan upon the death of the Participant.
     As a matter of convenience to the Participants, the Company will permit Participants to provide for an Alternate Payee to receive payments on retirement of the Participant. Provision for an Alternate Payee shall not confer any rights on the Alternate Payee against the Company under this Plan and shall be effective only upon written acknowledgement of the Alternate Payee that the Alternate Payee has no right against the Company under this Plan. Upon death of either the Participant or the Alternate Payee, the provision for the Alternate Payee automatically expires.
     The Designated Beneficiary or Alternate Payee shall be specified on forms provided by the Company. Participants may revoke or change a Designated Beneficiary and an Alternate Payee at any time.
(12)	HARDSHIP WITHDRAWAL
     A Participant or the Designated Beneficiary may request a lump sum payment or accelerated payments not yet due for distribution under the Plan in the event of hardship, permanent disability or emergency. The Plan Administrator has the sole discretion to determine whether such a withdrawal or accelerated payment shall be permitted.
(13)	PAYMENT RIGHTS UNSECURED
     The terms of this Plan shall not mean, under any circumstance, that any person or entity shall have any right, title or interest in or to any specific asset of the Company. To the extent that any person acquires a right to receive payments under the Plan, that right shall be no greater than the right of any unsecured creditor of the Company.
(14)	NON-ASSIGNMENT
     Rights to receive payment under the Plan may not be assigned, alienated or pledged.
(15)	PLAN ADMINISTRATOR
     The Chairman of the Board of Directors may from time to time designate an Administrator to implement provisions of the Plan.
(16)	AMENDMENT AND TERMINATION
     The Company’s Board of Directors may amend or terminate this Plan at any time. In the event of termination of the Plan, amounts deferred but not yet paid shall be paid to Participants in a manner to be determined by the Board of Directors.